UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2021

COLONY CAPITAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	CLNY	New York Stock Exchange
Preferred Stock, 7.50% Series G Cumulative Redeemable, $0.01 par value	CLNY.PRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	CLNY.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	CLNY.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	CLNY.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 25, 2021, the CLNY Seller Entities (as defined below), each affiliates of Colony Capital, Inc. (the “Company”), announced the completion of the sale and assignment, as applicable, of the Company's four remaining hospitality portfolios (the "Four-Pack Transaction") to Silverplate Capital Partners LLC, a Delaware limited liability company and an affiliate of Highgate (the “Purchaser”), consisting of all of the CMP Seller Entities', the INK Seller Entities’, the KP Seller Entities' and the THL Seller Entities' respective interests in the CBM Portfolio, the Innkeepers Portfolio, the K Partners Portfolio and the THL Portfolio, respectively, consisting of an aggregate of approximately 20,834 rooms across 185 hotel properties in the U.S. The sale and assignment, as applicable, of the CBM Portfolio, the Innkeepers Portfolio, and the THL Portfolio occurred on March 19, 2021 and the sale of the K Partners Portfolio occurred on March 24, 2021. The sales and assignments, as applicable, were completed pursuant to the previously announced Agreement of Purchase and Sale, dated September 22, 2020 (as amended from time to time, the “Sale Agreement”) with the Purchaser, pursuant to which the CLNY Seller Entities agreed to sell all of the CLNY Seller Entities’ interests in the Company’s six hospitality portfolios. With the completion of the Four-Pack Transaction, the Company completed all of the closings under the Sale Agreement, which included the sale and assignment, as applicable, of all five of its hospitality portfolios in the Hospitality segment and the Company's 55% interest in the THL Portfolio held in the Other Equity and Debt segment. The remaining interests in the THL Portfolio continue to be held by certain investment vehicles managed by affiliates of the Company. Aggregate gross proceeds received for the Four-Pack Transaction was $58.5 million. The Company indirectly held 100% of the CBM Portfolio, 90% of the Innkeepers Portfolio, 97.5% of the K Partners Portfolio and 55% of the THL Portfolio.

CMP I Owner-T, LLC, a Delaware limited liability company ("CMP I Owner"), CMP I CAM2-T, LLC, a Delaware limited liability company ("CMP I CAM2," and together with CMP I Owner, the "CMP Seller Entities"), Grand Prix Mezz Borrower Fixed LLC, a Delaware limited liability company, INK Acquisition LLC, a Delaware limited liability company ("INK"), INK Acquisition III LLC, a Delaware limited liability company ("INK III," and together with INK, the "INK Seller Entities"), Castleblack Owner Holdings, LLC, a Delaware limited liability company ("K Owner"), Castleblack Operator Holdings, LLC, a Delaware limited liability company ("KP OPS," and together with KP Owner, the "KP Seller Entities"), MC Owner MB1-T, LLC, a Delaware limited liability company , MC OPS MB1-T, LLC, a Delaware limited liability company, NEP Owner MB2-T, LLC, a Delaware limited liability company, NEP OPS MB2-T, LLC, a Delaware limited liability company, CNI THL Propco Holdings, LLC, a Delaware limited liability company ("THL Owner"), and CNI THL Opco Holdings, LLC, a Delaware limited liability company ("THL OPS," and together with THL Owner, the "THL Seller Entities"), are collectively referred to herein as the “CLNY Seller Entities.”

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma effects of the disposition of the Company’s hotel business assume the disposition had closed on December 31, 2020 for purposes of the consolidated balance sheet.

The effect of the disposition of the hotel business on the Company’s consolidated balance sheet at December 31, 2020 would be as follows:

(i) total assets of $20.2 billion would be reduced by $2.6 billion for the Four-Pack Transaction ($2.9 billion in aggregate, including the two hotel portfolios sold on March 11, 2021), reflecting the carrying value of assets disposed and assets deconsolidated, net of estimated net cash proceeds received of approximately $49 million for the Four-Pack Transaction (approximately $56 million in aggregate, including the two hotel portfolios sold on March 11, 2021);

(ii) total liabilities of $12.9 billion would be reduced by $2.6 billion for the Four-Pack Transaction ($2.8 billion in aggregate, including the two hotel portfolios sold on March 11, 2021), reflecting the underlying mortgage debt and other liabilities assumed by the buyer and liabilities deconsolidated; and

(iii) noncontrolling interests in investment entities of $4.3 billion would be reduced by approximately $20 million for the Four-Pack Transaction and in aggregate, reflecting the share of net assets disposed held by noncontrolling interests and noncontrolling interests deconsolidated.

The assets disposed and associated liabilities were previously presented within assets held for disposition and liabilities related to assets held for disposition, respectively, on the Company’s consolidated balance sheet at December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The pro forma effects of the disposition of the hotel business are illustrative only and are not intended to represent or be indicative of the effects of the disposition on the Company’s financial position or results of operations had the disposition been completed as of the beginning of the earliest period presented, nor are they indicative of the Company’s future financial condition or results of operations.

The consolidated statements of operations for each of the three years in the period ended December 31, 2020 reflecting the disposition of the hotel business as discontinued operations were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2021	COLONY CAPITAL, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer